UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2004.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

 On November 3, 2004, Hardinge Inc. purchased the intellectual property rights and certain assets associated with Bridgeport’s worldwide operations from Bridgeport International, a portfolio company of American Capital Strategies Ltd.

Hardinge acquired the name, trademarks, copyrights, designs, patents, know-how, and all other intangibles associated with Bridgeport’s machine tool business throughout the world, with the exception of the Bridgeport knee mill business which Hardinge has the rights to under a previous licensing agreement signed in September, 2002.  Hardinge is also acquiring certain operating assets.  Hardinge will provide uninterrupted sales, service and support to Bridgeport's customers from offices in Leicester, England and Raamsdonksveer, Holland, formerly owned by Bridgeport.  The total consideration was $7,250,000, most of which was recorded as an intangible asset, and paid in cash funded by the Company’s revolving loan agreement.  In addition Hardinge acquired finished goods (CNC machining centers) worth over $4,100,000 to enable uninterrupted service to the marketplace and to fill existing customer orders.

A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

                99    Press release issued by registrant on November 3, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

November 5, 2004	By:	/s/ Richard L. Simons
Date		Richard L. Simons
Executive Vice President and Chief Financial Officer (Principal Financial Officer)